FIRST AMENDMENT AND WAIVER TO
                    FIFTH AMENDED AND RESTATED LOAN AGREEMENT

     This is the first amendment and waiver (the "Amendment") dated March 24, 2000, to the Fifth Amended And Restated Loan Agreement dated November 12, 1999 (the "Loan Agreement") by and between Blonder Tongue Laboratories, Inc. having an office at One Jake Brown Road, Old Bridge, New Jersey 08857 (the "Borrower"), and First Union National Bank having an office at 190 River Road, Summit, New Jersey 07901 (the "Bank").

                                    RECITALS

     A. On November 12, 1999 the Bank and the Borrower entered into the Loans Agreement.

     B. Borrower is in breach of certain covenants under the Loan Agreement and has requested and waiver and amendment of same.

     C. The Bank is willing to provide such a waiver and to amend the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the Loan Agreement as amended by any prior amendments.

     2. Amendments to Loan Agreement.

          a. Section 2.1 is hereby amended to replace "$7,500,000" with the following: "$7,500,000 until March 24, 2000, $7,000,000 from March 24, 2000 until April 13, 2000, $6,250,000 from April 14, 2000 to June 15, 2000,
     $5,750,000 from June 16, 2000 to July 31, 2000, $5,500,000 from August 1,
     2000 to September 30, 2000, $0 after September 30, 2000".

          b. Section 2.1(a) is hereby amended to replace "June 30, 2000" with "September 30, 2000".

     3. Waivers.

          a. Subject to the terms and conditions set forth in this Amendment, the Bank waives compliance with the financial covenants set forth in
     Section 7.1 of the Loan Agreement (i) as of December 31, 1999, provided that as of December 31, 1999 the Company had a Leverage Ratio of not more than 4.50 to 1.00, a Fixed Charge Ratio of


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     not less than 0.80 to 1.00 and a Tangible Net Worth of not less than
     $17,480,000; and (ii) as of March 31, 2000, provided that as of March 31, 2000 the Company has a Leverage Ratio of not more than 4.00 to 1.00, a Fixed Charge Ratio of not less than 0.90 to 1.00 and a Tangible Net Worth of not less than $18,500,000.

          b. Subject to the terms and condition set forth in this Amendment, the Bank waives any Default or Event of Default that may have arisen from the capitalization of Blonder Tongue Investment Company.

     4. General.

     This Amendment is made pursuant to the Loan Agreement, and the parties hereto acknowledge that all provisions of the Loan Agreement, except as amended hereby, shall remain in full force and effect.

     5. Restated Line of Credit Note.

     In order to evidence and continue the Line of Credit Loans as amended and modified pursuant to this Amendment, Borrower shall execute and deliver to the Bank a replacement note in the form attached hereto as Exhibit A (the "Restated Line of Credit Note"). The Restated Line of Credit Note amends, restates, replaces and continues (but not a novation or repayment of) the Line of Credit Note. Amounts owing under the Line of Credit Note shall be deemed to be evidenced and continued by the Restated Line of Credit Note. Accrued and unpaid interest due and owing under the Line of Credit Note as of the date of execution of this Amendment shall be due at the time that the first payment of interest under the Restated Line of Credit Note is due and payable. The Line of Credit Note will be marked "replaced" and returned to the Borrower by the Bank.

     6. Definitions.

     Whenever appearing in the Loan Agreement or any other Loan Document, the term "Agreement" shall be deemed to mean the Loan Agreement as amended hereby. Whenever appearing in the Loan Agreement or any other Loan Document, the term "Line of Credit Note" shall be deemed to mean the Restated Line of Credit Note.

     7. Representations and Warranties.

     The Borrower represents and warrants to the Bank that: (i) it has the power, and has taken all necessary action to authorize, execute and deliver this Amendment and the Restated Line of Credit Note and perform its obligations in accordance with the terms thereunder, (ii) the Amendment and the Restated Line of Credit Note are the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms without any offsets, counterclaims or defenses, (iii) the execution, delivery and performance of this Amendment by the Borrower will not (a) require any governmental approval or any other consent or approval; or (b) violate, conflict with, result in a breach of, constitute a default under any agreement to which it is a party, or result in or require the creation of any lien upon any of

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the assets of the Company or any Subsidiary, (iv) other than the financial covenant non-compliance which is the subject of this Amendment, no Event of Default has occurred and is continuing or will result from the execution by the Borrower of this Amendment, and (v) the financial information provided by the Borrower to the Bank in connection with the Borrower's request that the Bank enter into this Amendment is true and correct in all material respects.

     8. Amendment Fee.

     The Borrower shall pay to the Bank a fee of $50,000 in connection with this Amendment which fee shall be due and payable upon the signing of this Amendment.

     9. Audits and Valuations.

     Without changing any of the Bank's other rights under the Loan Agreement, the Borrower agrees to cooperate, and to pay the fees and expenses of the Bank in connection, with: (i) a collateral audit to be conducted by Boston & Associates, (ii) an appraisal of the property which is the subject to the Mortgage, and (iii) a valuation or appraisal of patents owned by the Borrower. Reimbursement for or payment of any such fees and expenses shall be made within ten business days following presentation of an invoice to the Borrower by the Bank.

     10. Fees of Bank's Counsel.

     The Borrower shall pay the fees and expenses of McCarter & English in connection with the preparation and negotiation of this Amendment and all related documents.

     11. Conditions to Effectiveness.

     It shall be a condition to the effectiveness of this Amendment that the Bank has received the following:

          a. This Amendment, duly executed on behalf of the Borrower and the Bank;

          b. The Restated Line of Credit Note, duly executed by the Borrower

          c. The Guaranty of Blonder Tongue Investment Company

          d. The Security Agreement of Blonder Tongue Investment Company

          e. UCC financing statements listing Blonder Tongue Investment Company as debtor and Bank as secured party describing the collateral in which the Bank is granted a security interest in the foregoing security agreement to be filed in such jurisdictions as the Bank may require;

          f. A certificate from the Secretary the Borrower (i) to which is attached a copy of the Certificate of Incorporation certified by the Secretary of State of Delaware and a copy of the By-laws of the Borrower (or a certification that such documents have not

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

     been modified since November 12, 1999), (ii) to which is attached a resolution of the Board of Directors authorizing the execution, delivery and performance of this Amendment, and (iii) setting forth the name and sample signature of the officers of the Borrower authorized to execute and deliver this Amendment; and

          g. A certificate from the Secretary the Blonder Tongue Investment Company (i) to which is attached a copy of the Certificate of Incorporation certified by the Secretary of State of Delaware and a copy of its By-Laws,
     (ii) to which is attached a resolution of the Board of Directors authorizing the execution, delivery and performance of its guaranty and security agreement, and (iii) setting forth the name and sample signature of the officers of the Blonder Tongue Investment Company authorized to execute and deliver its guaranty and security agreement.

     12. Integration.

     This Amendment together with the Loan Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

     13. Severability.

     If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

     14. No Defenses, Off-Sets or Counterclaims.

     By executing this Amendment, Borrower confirms and acknowledges that as of the date of execution hereof, Borrower has no defenses, off-sets or counterclaims against any of Borrower's obligations to the Bank under the Loan Documents, including the Loan Agreement (as amended hereby). Borrower hereby acknowledges and agrees that the actual amounts outstanding on the date of execution hereof are owing the Bank without defense, offset or counterclaim.

     15. Incorporation by Reference.

     This Amendment is incorporated by reference into the Loan Agreement and the other Loan Documents. Except as otherwise provided herein, all of the other provisions of the Loan Agreement and the other Loan Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Amendment.

     16. Governing Law; Successors and Assigns.

     This Amendment is governed by the laws of the State of New Jersey and is binding upon

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

the Borrower and the Bank and their respective successors and/or assigns and/or heirs and executors, as the case may be.

     17. Counterparts.

     This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                              BLONDER TONGUE LABORATORIES, INC.


                                              By: /s/ James A. Luksch
                                                  ----------------------------
                                                  James A. Luksch, President


                                              FIRST UNION NATIONAL BANK


                                              By: /s/ Larry Lee
                                                  ------------------------
                                                  Name: Larry Lee
                                                  Title: Vice President

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

                                    Exhibit A

                            FIRST RESTATEMENT OF THE
                 FIFTH AMENDED AND RESTATED LINE OF CREDIT NOTE

$7,000,000                                       As of November 12, 1999
                                                 Restated on March 24, 2000

     FOR VALUE RECEIVED, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank") on the Termination Date the principal amount of SEVEN MILLION DOLLARS ($7,000,000) or, if less, the aggregate outstanding principal under the Line of Credit extended under the Fifth Amended and Restated Loan Agreement dated November 12, 1999 by and between the Borrower and the Bank as amended by the First Amendment and Waiver to the Fifth Amended and Restated Loan Agreement dated the date hereof as may be further amended, modified or restated from time to time (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. Reference is made to the Loan Agreement for a statement of the terms and conditions under which the loans evidenced hereby have been made, secured, and may be prepaid or accelerated. This Note amends and restates and replaces (but does not discharge) the obligations of the Borrower under the Fifth Amended and Restated Line of Credit Note dated as of November 12, 1999, as such note has been amended, modified and/or extended.

     Until maturity (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance hereof at the rate set forth in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Subsequent to maturity or the occurrence of any Event of Default, and continuing after entry of any judgment against the Borrower with respect to the obligations evidenced by this Note, interest shall accrue at an annual rate which shall be two percent (2%) above the rate of interest otherwise payable hereunder. Accrued interest shall be payable monthly on the first day of each month commencing with the month immediately following date hereof and if not paid when due, shall be added to the principal. All amounts payable by the Borrower to the Bank hereunder shall be paid directly to the Bank at 190 River Road, Summit, New Jersey 07901 (or at such other address of which the Bank shall give notice to the Borrower in accordance with the Loan Agreement) in immediately available funds.

     The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note. The internal law of the State of New Jersey shall govern the construction, interpretation and enforcement of this Note.

     This note amends, restates, replaces and continues (but not a novation or repayment of) the Fifth Amended and Restated Line of Credit Note dated November 12, 1999.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                           BLONDER TONGUE LABORATORIES, INC.



                                           BY:
                                              ------------------------------
                                                James A. Luksch, President

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